Exhibit 99.1

Contacts:
Alison Von Puschendorf
Dealertrack Technologies, Inc.
877-327-8422 x7366
alison.vonpuschendorf@dealer.com

Michael DeMeo
Dealertrack Technologies, Inc.
516-734-3691
michael.demeo@dealertrack.com

Dealertrack Technologies Names Rick Gibbs and Raj Sundaram Co-Presidents

Company Executives Appointed to New Leadership Positions

Lake Success, N.Y., November 12, 2014 ─ Dealertrack Technologies, Inc. (Nasdaq: TRAK) today announced that its board of directors has approved Rick Gibbs and Raj Sundaram as co-presidents, effective immediately.

Under the continuing leadership of CEO Mark O’Neil, Gibbs and Sundaram will provide increased focus on building and delivering dealer-driven technology solutions across the online to in-store platform. The organization of Dealertrack’s leadership into two key pillars of product development, and go-to-market strategy and execution will strengthen the company’s competitive and unique capability of transforming automotive retail.

In his elevated role, Sundaram will oversee Dealertrack’s sales, marketing, and brand initiatives. The DMS, Inventory, CRM, and F&I product teams will continue to report to him.

Rick Gibbs will now lead all of Dealertrack’s product development initiatives including engineering, product strategy and management. He will also oversee the new product and platform solutions teams focused on integrating Dealertrack solutions. Dealertrack’s Digital Marketing product family, Dealer.com, will continue to report to Gibbs.

“As we have evolved our platform to provide dealers with all of the technologies and services they need to manage their operation from online to in-store, we also have had to evolve our organization to maintain optimal performance,” said O’Neil. “The appointment of Raj and Rick as co-presidents is a key part of our strategy to centralize all product development into one team, as well as unify our go-to-market execution teams. Their proven leadership, vision, and expertise will help strengthen our competitiveness as we continue to provide our clients with the capabilities to transform automotive retailing.”

Raj Sundaram joined Dealertrack in 2005 and has served in multiple senior leadership roles during his tenure including Executive Vice President and Group President, Dealer Solutions; Senior Vice President, Solutions and Services Group; and Senior Vice President, Dealer Solutions. Prior to Dealertrack, he was President of Automotive Lease Guide Inc. (ALG), which was acquired by Dealertrack. His extensive automotive experience also includes senior positions at Nissan and Ford. Sundaram holds a BS and MS in Accounting from the University of Mumbai in India and an MBA in Finance from Lehigh University.

Rick Gibbs was named as Dealertrack’s Executive Vice President and Group President for Digital Marketing Solutions, in March 2014. He co-founded Dealer.com in 1998, which was acquired by Dealertrack Technologies in March, 2014. At Dealer.com, Gibbs served as CEO and President since December 2013. Prior to that, he was the company’s Chief Technology Officer and President for three years, where he provided the strategic vision for the company and led the development of Dealer.com's suite of industry defining products. Gibbs holds a BS in Computer Engineering with a focus on Software Engineering from Clarkson University.

About Dealertrack Technologies (www.dealertrack.com)

Dealertrack Technologies, headquartered in Lake Success, New York, delivers integrated web-based tools, services and technologies that drive efficiencies and profitability for automotive retailers, including dealers, lenders, OEMs, third-party retailers, agents and aftermarket providers. Currently, Dealertrack hosts more than 60 million unique visitors per month on 20,000 dealer websites, and operates the industry’s largest online credit transaction network, connecting more than 20,000 dealers with more than 1,500 lenders. Dealertrack’s market-leading suite of integrated solutions include Dealer Management Systems (DMS), Inventory, Sales and F&I, Digital Marketing, Registration and Titling, CRM, Fixed Operations and Independent Dealer product families.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding Dealertrack’s ability to transform automotive retailing, the benefits of our organizational structure, any conclusions or statements based thereon and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Dealertrack Technologies to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include the performance and acceptance of the Dealertrack solutions and other risks listed in our reports filed with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ending December 31, 2013 and our Quarterly Reports on Form 10-Q. These filings can be found on Dealertrack Technologies' website at www.dealertrack.com and the SEC's website www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Dealertrack Technologies disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

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